Exhibit 99.1

FOR RELEASE:	New Hartford, NY, August 15, 2017 Christopher R. Byrnes (315) 738-0600 ext. 6226
CONTACT:	cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2017 SECOND QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- August 15, 2017 -- PAR Technology Corporation (NYSE: PAR) today announced its results of continuing operations for its second quarter ended June 30, 2017.

Summary of Fiscal 2017 Second Quarter and Year-to-Date Financial Results From Continuing Operations

-	Revenues were reported at $62.3 million, compared to $52.7 million in the same period in 2016, an 18.2% increase.
-	GAAP net income of $2.0 million, or $0.12 per diluted share, an increase from GAAP net income of $0.1 million, or $0.01 earnings per diluted share for the same period in 2016.
-	Non-GAAP net income of $2.6 million, or $0.16 per diluted share, compared to non-GAAP net income of $0.6 million or $0.04 earnings per diluted share, for the same period in 2016.

-	Revenues increased to $128.1 million in the first six months of fiscal 2017, compared to $108.0 million in the same period in 2016, an 18.7% increase.
-
GAAP net income in the six months of fiscal 2017 was $3.2 million or $0.20 earnings per diluted share, compared to GAAP net income of $0.1 million, or $0.01 earnings per diluted share, in the same period in 2016.

-
Non-GAAP net income in the first six months of fiscal 2017 was $4.7 million, or $0.29 per diluted share, compared to non-GAAP net income of $1.6 million or $0.10 earnings per diluted share, in the same period in 2016.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables at the end of this press release.

“I am pleased with our results in the quarter as they demonstrate our focus on growing revenues, investing in our future, and executing upon our growth strategy of being a software-driven solutions company,” stated Dr. Donald H. Foley, PAR Technology President and Chief Executive Officer. “In the quarter we recognized higher revenue from our Tier 1 customers due to accelerated hardware deployments and one-time system integration projects.  These accelerated hardware deployments and projects wound down this quarter and while we anticipate our business will achieve our annual goals, we do not expect this pace to continue in the second half of the year.”

Foley continued, “Both our restaurant/retail and government segments contributed to the bottom line increase in the quarter.  Our recurring software revenue more than doubled from last year’s quarter in our Restaurant/Retail segment.  We continue to collect additional validation that our restaurant/retail solutions meet the needs of our customers.  We added a number of impressive new software customers to our install base during the second quarter, and are conducting pilots at a number of additional accounts.  In our Government segment, we continue to see lower contract revenues at higher margins as we consciously execute our plan to transition our business to higher value added Intelligence, Surveillance & Reconnaissance (ISR) contracts.”

“In closing, we appreciate and value the support we have received from our customers, vendors and shareholders. It is gratifying to see positive results come out of the hard work of our dedicated employees. Even more exciting are the opportunities we believe the future will offer us and I look forward to reporting back to you as the year progresses.”

There will be a conference call at 10:00 a.m. (Eastern) on August 15, 2017, during which the Company’s management will discuss the financial results for the second quarter of 2017.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call through August 22, 2017 by dialing 855-859-2056 and using conference ID 65566533.

About PAR Technology Corporation.

PAR Technology Corporation’s stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant/Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com or connect with us on Facebook and Twitter.

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements appear throughout this press release, including express or implied forward-looking statements relating to our expectations regarding anticipated financial performance, customer and product opportunities, and assumptions as to future events. Forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these statements. Factors that could cause actual results to differ materially, include delays in new product development and/or product introduction, changes in customer base, a significant portion of our revenue is derived from two customers, product and service demands and competition, risks associated with the ongoing investigation into possible violations of the U.S. Foreign Corrupt Practices Act and similar laws, including the cost of such investigation and any sanctions, fines or remedial measures that may be imposed by the U.S. Department of Justice or U.S. Securities and Exchange Commission (“SEC”), additional expenses related to remedial measures, risks associated with the Company’s identified material weaknesses in internal control over financial reporting and any other failure to maintain effective internal controls, and the other risk factors discussed in the Companies's most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

PAR TECHNOLOGY CORPORATIONAND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

Assets	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$3,282	$9,055
Accounts receivable-net	33,807	30,705
Inventories-net	28,845	26,237
Note receivable	-	3,510
Income taxes receivable	-	261
Other current assets	4,246	4,027
Assets of discontinued operations	-	462
Total current assets	70,180	74,257
Property, plant and equipment - net	9,854	7,035
Deferred income taxes	16,403	17,417
Goodwill	11,051	11,051
Intangible assets - net	11,886	10,966
Other assets	3,833	3,785
Total Assets	$123,207	$124,511
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$191	$187
Borrowings of line of credit	1,000	-
Accounts payable	14,163	16,687
Accrued salaries and benefits	6,411	5,470
Accrued expenses	4,752	4,682
Customer deposits and deferred service revenue	14,513	19,814
Total current liabilities	41,030	46,840
Long-term debt	283	379
Other long-term liabilities	7,764	7,712
Total liabilities	49,077	54,931
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,615,390 and 17,479,454 shares issued, 15,907,281 and 15,771,345 outstanding at June 30, 2017 and December 31, 2016, respectively	352	350
Capital in excess of par value	47,354	46,203
Retained earnings	35,598	32,357
Accumulated other comprehensive loss	(3,338)	(3,494)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	74,130	69,580
Total Liabilities and Shareholders’ Equity	$123,207	$124,511

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,	For the three months ended June 30,	For the six months ended June 30,	For the six months ended June 30,
	2017	2016	2017	2016
Net revenues:
Product	$32,682	$21,444	$69,888	$43,528
Service	15,034	11,804	29,377	23,508
Contract	14,545	19,410	28,861	40,927
	62,261	52,658	128,126	107,963
Costs of sales:
Product	24,389	16,137	51,961	32,579
Service	9,766	8,219	19,651	16,818
Contract	12,909	17,857	25,656	37,512
	47,064	42,213	97,268	86,909
Gross margin	15,197	10,445	30,858	21,054
Operating expenses:
Selling, general and administrative	8,917	7,058	18,527	14,600
Research and development	3,284	2,793	6,853	5,555
Amortization of identifiable intangible assets	242	242	483	483
	12,443	10,093	25,863	20,638
Operating income from continuing operations	2,754	352	4,995	416
Other income (expense), net	54	(210)	(194)	(280)
Interest (expense) income, net	(13)	3	(45)	32
Income from continuing operations before provision for income taxes	2,795	145	4,756	168
Provision for income taxes	(818)	(45)	(1,515)	(53)
Income from continuing operations	1,977	100	3,241	115
Discontinued operations
(Loss on) income from discontinued operations (net of tax)	-	(26)	183	(26)
Net income	$1,977	$74	$3,424	$89
Basic Earnings per Share:
Income from continuing operations	0.12	0.01	0.20	0.01
Loss from discontinued operations	(0.00)	(0.00)	0.01	(0.00)
Net income	$0.12	$0.01	$0.21	$0.01
Diluted Earnings per Share:
Income from continuing operations	0.12	0.01	0.20	0.01
Loss from discontinued operations	(0.00)	(0.00)	0.01	(0.00)
Net income	$0.12	$0.01	$0.21	$0.01
Weighted average shares outstanding
Basic	15,919	15,615	15,893	15,651
Diluted	16,178	15,670	16,146	15,717

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended June 30, 2017			For the three months ended June 30, 2016
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$62,261	-	62,261	$52,658	-	52,658
Costs of sales	47,064	-	47,064	42,213	-	42,213
Gross margin	15,197	-	15,197	10,445	-	10,445

Operating expenses
Selling, general and administrative	8,917	671	8,246	7,058	572	6,486
Research and development	3,284	-	3,284	2,793	-	2,793
Amortization of identifiable intangible assets	242	242	-	242	242	-
Total operating expenses	12,443	913	11,530	10,093	814	9,279
Operating income from continuing operations	2,754	913	3,667	352	814	1,166
Other income(expense), net	54	-	54	(210)	-	(210)
Interest (expense) income, net	(13)		(13)	3	26	29
Income from continuing operations before provision for income taxes	2,795	913	3,708	145	840	985
Provision for income taxes	(818)	(338)	(1,156)	(45)	(311)	(356)
Income from continuing operations	$1,977	$575	$2,552	$100	$529	$629
Loss from discontinued operations, (net of tax)	$-		$-	$(26)		$(26)
Net income	$1,977		$2,552	$74		$603
Income per diluted share from continuing operations	$0.12		$0.16	$0.01		$0.04
Loss per diluted share from discontinuing operations	$(0.00)		$(0.00)	$(0.00)		$(0.00)
Income per diluted share	$0.12		$0.16	$0.01		$0.04

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided because management uses these non-GAAP measures in evaluating the results of the continuing operations of the Company and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company’s results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  The Company believes the adjustments provide a useful comparison on a year-over-year basis.

During the second quarter of 2017, the Company recorded charges within selling, general and administrative of $605,000 related to the Company’s previously disclosed investigation of import export and sales documentation activities at the Company’s China and Singapore offices and the SEC subpoena. In addition, $5,000 of expenses related to the implementation of the new ERP system, and $61,000 of equity based compensation charges were recorded during the second quarter of 2017.  Lastly, the Company recognized amortization of acquired intangible assets of $242,000 related to the Company’s acquisition of Brink.

During the second quarter of 2016, the Company recorded charges within selling, general and administrative of $304,000 of investigation costs related to certain unauthorized transfers of Company funds that were made in contravention of the Company’s policies and procedures, $127,000 related to  the  implementation of the new ERP system and equity based compensation charges of $141,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $242,000 and accreted interest of $26,000.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the six months ended June 30, 2017			For the six months ended June 30, 2016
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$128,126	-	$128,126	$107,963	-	$107,963
Costs of sales	97,268	-	97,268	86,909	-	86,909
Gross margin	30,858	-	30,858	21,054	-	21,054

Operating expenses
Selling, general and administrative	18,527	1,855	16,672	14,600	1,749	12,851
Research and development	6,853	-	6,853	5,555	-	5,555
Acquisition amortization	483	483	-	483	483	-
Total operating expenses	25,863	2,338	23,525	20,638	2,232	18,406
Operating income from continuing operations	4,995	2,338	7,333	416	2,232	2,648
Other expense, net	(194)	-	(194)	(280)	-	(280)
Interest (expense) income, net	(45)		(45)	32	52	84
Income from continuing operations before provision for income taxes	4,756	2,338	7,094	168	2,284	2,452
Provision for income taxes	(1,515)	(865)	(2,380)	(53)	(845)	(898)
Income from continuing operations	$3,241	$1,473	$4,714	$115	$1,439	$1,554
Income (loss from) discontinued operations, (net of tax)	$183		$183	$(26)		$(26)
Net income	$3,424		$4,897	$89		$1,528
Income per diluted share from continuing operations	$0.20		$0.29	$0.01		$0.10
Loss per diluted share from discontinuing operations	$0.01		$0.01	$(0.00)		$(0.00)
Income per diluted share	$0.21		$0.30	$0.01		$0.10

During the six months ended June 30, 2017, the Company recorded charges within selling, general and administrative of $1,567,000 related to the Company’s previously disclosed investigation of import export and sales documentation activities at the Company’s China and Singapore offices and the SEC subpoena, and $21,000 of legacy charges related to the Company’s former chief financial officer’s unauthorized transfers of Company fund. In addition, $29,000 of expenses related to the implementation of the new ERP system, and $238,000 of equity based compensation charges were recorded during the six months ended June 30, 2017.  Lastly, the Company recognized amortization of acquired intangible assets of $483,000 related to the Company’s acquisition of Brink.

During the six months ended June 30, 2016, the Company recorded charges within selling, general and administrative of $1,070,000 of investigation costs related to certain unauthorized transfers of Company funds that were made in contravention of the Company’s policies and procedures, $472,000 related to the initial phase of the planned implementation of a new enterprise resource system in connection with the ERP system implementation and equity based compensation charges of $207,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $483,000 and accreted interest of $52,000.